UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 6, 2006

STAR ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-29323 (Commission File Number)	87-0643634 IRS Employer Identification No.)

245 Park Avenue, 24th and 39th Floors
New York, New York 10167

(Address of Principal Executive Offices)
(Zip Code)

212-792-4334

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Letter of Intent

On November 6, 2006, Star Energy Corporation, a Nevada corporation (the “Registrant”) entered into a Letter of Intent to acquire 100% of the common stock of Samaratransoil Ltd., a company organized under the law of Russia (the “Company”), from Markin Vladimir Mikhajlovich. The consideration to be paid for the stock of the Company is 1,000,000 shares of common stock of the Registrant. The consummation of the transaction will be subject to the execution of definitive agreements. The closing will be conditional upon the approval of the transaction and the definitive agreements by the board of directors of the Registrant, completion of the due diligence to the satisfaction of the Registrant, the Registrant’s receipt of financial statements of the Company, receipt of any required approvals of governmental authorities, receipt of necessary consents and approvals of third parties, and other customary conditions.

Section 8 - Other Events

Item 8.01. Other Events.

On November 8, 2006, the Registrant issued an aggregate of 125,000 shares of common stock as follows:

(a)	100,000 shares of common stock to Marcus Segal, an officer and director of the Registrant, in consideration for services previously rendered; and

(b)	25,000 shares of common stock to F. Byson Farrill, a director of the Registrant, in consideration for services previously rendered.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.	Description

10.4	Letter of Intent for the Purchase by the Registrant of 100% of the common stock of Samaratransoil Ltd. from Markin Vladimir Mikhajlovich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2006	STAR ENERGY CORPORATION By: /s/ Marcus Segal Name: Marcus Segal Title: President, Chief Executive Officer